Exhibit 99.1

7 June, 2025

Attn:     Jed Latkin,

             CEO, Windtree Therapeutics.

             By Email:          [●]

Amended and Restated Non Binding Termsheet

[●] Purchase of Windtree Therapeutics’ Assets

Opportunity

Introduction:

This Amended and Restated Non-Binding Termsheet hereby supersedes all previous term sheets entered into between the Parties.

With reference to the mutual understanding and intentions reached so far between [●], a Delaware corporation, and Windtree Therapeutics, a Delaware company having its principal place of business at 2600 Kelly Road, Warrington, PA, this term sheet outlines the commercial agreement relating to a potential acquisition of certain assets.

Parties:

1.	[●] a company incorporated and existing under the laws of the State of Delaware, having its registered office at [●]

2.

Windtree Therapeutics Inc, (NASDAQ: WINT) a company incorporated and existing under the laws of the State of Delaware, with registered office at 2600 Kelly Road, Suite 100, Warrington, PA 18976 (“Windtree”)

Assets:

a)	VAR 101, all intellectual property, all knowhow, all pre clinical data.
b)	All other Varian assets owned by Windtree.
c)	An option to acquire the Cardiovascular assets of Windtree.
d)	An option to acquire the contract signed and dated March 19, 2025 to manufacture and supply Evofem with Phexxi.

Transaction Values:

☐	Acquisition of (a) and (b) in exchange for $7 million of either cash or freely trading [●] shares, which [●] will decide upon seven days prior to the close of the transaction.

☐	The Parties will work together with a goal of closing (a) and (b) within 21 days.

●	Milestone and royalty payments will be as described below:
●	Upon successful start of phase 1 clinical trials, a one-time milestone payment of $5 million. If the phase 1 clinical trial commences before 2027 a bonus payment of $5 million will be payable.
●	Upon successful start of phase 2 clinical trials, a one-time milestone payment of $10 million. If the phase 2 trial commences before 2029 a bonus payment of $10 million will be payable.
●	Upon successful start of phase 3 clinical trials a one-time milestone payment of $25 million. If the phase 3 trial commences before 2031 a bonus payment of $25 million will be payable.
●	Upon successful FDA approval, a one-time milestone payment of $50 million.
●	Once approved and marketed, a royalty on future payments on US sales of 8% and future non-US sales of 5%. Subject to a cap of $1.5 billion.
●	Steps (c) and (d) in exchange for $5 million of either cash or freely trading [●] shares, which [●] will decide upon seven days prior to the close of steps (c) and (d).

Confidentiality:

Each Party shall keep strictly confidential all terms and discussions related to this transaction, except where such disclosure are required by law and/or regulatory authorities. Any public release of information relating to this transaction by one party must be approved by the other party, which will not be unreasonably withheld.

Conditions Precedent:

This term sheet is non-binding and the completion of the proposed Transaction shall be subject to the following conditions precedent, among others to be agreed in the definitive agreements:

●	completion of reciprocal satisfactory legal, financial, and technical due diligences by [●]; and

●	receipt of all necessary regulatory, board and shareholder approvals, as may be required.

The Confidentiality clause contained above is binding on all Parties and will remain in effect until the expiration of the Confidentiality Agreement that the Parties have previously entered into.

Miscellaneous

●	Governing Law: This term sheet and any subsequent definitive agreement shall be governed by and construed in accordance with the laws of the State of New York.

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Costs: Each Party will bear and pay its own costs and expenses of and furthermore bear and pay its own costs and expenses relating to the negotiation, drafting, preparation and implementation of the definitive agreements as contemplated herein.

Amendment: This terms sheet may be waived, changed, amended, or discharged only by an agreement signed by the Parties.

[signature page follows]

Windtree Inc		[●]

By:	/s/ Jed Latkin	By:	[●]
Name:	Jed Latkin	Name:	[●]
Title:	Chief Executive Officer	Title:	[●]

[●]
[●]
[●]

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Email: [●]